UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005
CABG MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51050	41-958628

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447
(Address of principal executive offices) (Zip Code)
(763) 258-8005
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 15, 2005, the Compensation Committee of the Board of Directors of CABG Medical, Inc. approved executive compensation, stock option grants and the 2006 Incentive Compensation Plan. The Committee did not provide increases to the annual base compensation of executive officers. Stock options granted to employees under the 2000 Long-Term Incentive Plan vest over a four year period and have a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant ($1.13 on December 15, 2005). Under the 2006 Incentive Compensation Plan, all non-executive employees are eligible to earn a bonus of up to 15% of their annual base salary and executive officers are eligible to earn up to a predetermined bonus amount (see table below). The actual bonus earned is based upon the attainment of strategic objectives.
The base salary, stock options granted and maximum bonus for 2006 for each executive officer is set forth in the table below:

		2006	Shares Underlying
Name	Title	Base Salary	Option Issued	Maximum Bonus
Manny Villafaña	Chief Executive Officer	$247,500	—	$65,000

John L. Babitt	President, Chief Operating Officer and Chief Financial Officer	$211,750	40,000	$53,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABG MEDICAL, INC.
By:	/s/ John L. Babitt
John L. Babitt President, Chief Operating Officer and Chief Financial Officer

Dated: December 16, 2005